Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Paul E. Anderson	Gary Hanson
(651) 458-6494	(602) 286-1777

Alpha IR Group

(651) 769-6700

nti@alpha-ir.com

NORTHERN TIER ENERGY LP

ANNOUNCES MAILING OF PROXY STATEMENT AND ELECTION FORMS

Tempe, Ariz., - May 23, 2016 - (Globe Newswire) - Northern Tier Energy LP (NYSE: NTI) today announced that Western Refining, Inc.’s (NYSE: WNR) Registration Statement on Form S-4 has been declared effective by the Securities and Exchange Commission (“SEC”), and that NTI has filed a definitive proxy statement with the SEC for the special meeting of its common unitholders to vote on the previously announced proposed merger of NTI and a subsidiary of WNR, and related matters pursuant to the Agreement and Plan of Merger dated as of December 21, 2015, by and among NTI, WNR and various of their respective affiliates.

The special meeting will be held on June 23, 2016 at 9:00 a.m., Tempe, Arizona Time, at the Phoenix Airport Marriott, located at 1101 N 44th St., Phoenix, Arizona 85008. NTI expects to commence mailing the proxy statement and proxy card on May 23, 2016, to NTI common unitholders of record at the close of business on May 19, 2016. Only NTI common unitholders of record at the close of business on May 19, 2016, will be entitled to vote at the special meeting. The deadline for NTI common unitholders to submit their proxy by telephone or electronically via the internet is 11:59 p.m., Eastern Time, on June 22, 2016. If delivered by mail, the proxy must be received by 11:59 p.m., Eastern Time, on June 22, 2016.

Pursuant to the terms of the merger agreement, each NTI common unitholder (other than WNR and its subsidiaries) will have the option to elect to receive either (i) $15.00 in cash without interest and 0.2986 of a share of WNR common stock, or (ii) $26.06 in cash without interest, or (iii) 0.7036 of a share of WNR common stock for each NTI common unit held. Elections to receive all cash or all stock consideration will be subject to proration as provided for in the merger agreement to ensure that the total amount of cash paid and the total number of shares of WNR common stock issued in the merger as a whole are equal to the total amount of cash and number of shares of WNR common stock that would have been paid and delivered if all NTI unitholders made an election to receive a mix of consideration.

NTI expects to commence mailing the election forms on May 23, 2016, to NTI common unitholders of record at the close of business on May 19, 2016. Each election form allows an NTI common unitholder to elect the form of consideration they wish to receive in connection with the merger, which elections will be subject to the proration set forth above. NTI common unitholder elections must be received by American Stock Transfer & Trust Company, LLC not later than 5:00 p.m., New York City time, on June 21, 2016. However, NTI unitholders who hold their common units through a bank, broker or other nominee may be subject to an earlier deadline and should carefully read the instructions from their bank, broker or nominee. Any NTI common unitholder who becomes an NTI common unitholder after May 19, 2016, or who did not otherwise receive a form of election, should contact American Stock Transfer & Trust Company, LLC, toll-free at (877) 248-6417 or their bank, broker, nominee, trust company or other fiduciary to obtain a form of election.

NTI common unitholders who have questions about the proxy statement or voting their NTI common units should contact D.F. King & Co., Inc., toll free at (866) 416-0556. NTI common unitholders who have questions about the election form or electing their form of consideration should contact American Stock Transfer & Trust Company, LLC, toll-free at (877) 248-6417.

About Northern Tier

Northern Tier Energy LP (NYSE: NTI) is an independent downstream energy company with refining, retail and logistics operations that serves the PADD II region of the United States. Northern Tier operates a 97,800 barrels per stream day refinery located in St. Paul Park, Minnesota. Northern Tier also operates approximately 169 convenience stores and supports approximately 114 franchised convenience stores, primarily in Minnesota and Wisconsin, under the SuperAmerica trademark, and a bakery and commissary under the SuperMom’s brand. Northern Tier is headquartered in Tempe, Arizona.

More information about Northern Tier is available at www.northerntier.com.

Important Notice to Investors

This communication may be deemed to be solicitation material in respect of the proposed merger of NTI and a subsidiary of WNR. In connection with the proposed merger, WNR filed with the SEC a Registration Statement on Form S-4 that includes a proxy statement of NTI that also constitutes a prospectus of WNR. The Registration Statement was declared effective by the SEC on May 23, 2016. NTI expects to commence mailing to its security holders a definitive proxy statement/prospectus on or about May 23, 2016. WNR and NTI also plan to file other documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS THAT HAVE BEEN FILED OR WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT/PROSPECTUS. Investors and security holders may obtain free copies of the proxy statement/prospectus and other documents containing important information about WNR and NTI once such documents are filed with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by WNR will be available free of charge on WNR’s website at www.wnr.com under the “Investor Relations” section or by contacting WNR’s Investor Relations Department at (602) 286-1530. Copies of the documents filed with the SEC by NTI will be available free of charge on NTI’s website at www.northerntier.com under the “Investors” section or by contacting NTI’s Investor Relations Department at (602) 302-5450.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in Solicitation Relating to the Merger

NTI, WNR and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the common unitholders of NTI in connection with the proposed merger. Information about the directors and executive officers of the general partner of NTI is set forth in the 2015 Annual Report on Form 10-K for NTI, which was filed with the SEC on February 26, 2016. Information about the directors and executive officers of WNR is set forth in the Proxy Statement on Schedule 14A for WNR’s 2016 annual meeting of shareholders, which was filed with the SEC on April 22, 2016. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

This press release includes “forward-looking” statements. Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. These forward-looking statements include statements about, among other things, record and meeting dates, the mailing of the proxy statement/ prospectus and the election forms, the Agreement and Plan of Merger and proposed transactions relating thereto. NTI cannot, and does not, give any assurance that expectations about future events will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. These risks and uncertainties include the risks that the proposed transaction may not be consummated. These and other risks and uncertainties are discussed in more detail in filings made by WNR and NTI with the SEC, which are available to the public. All forward-looking statements are only as of the date made and NTI does not undertake (and expressly disclaims) any obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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